EXHIBIT 99.1

news release

Contact Information:
Charlotte Willson
Investor Relations
NeoMagic Corporation
(408) 428-9725

NEOMAGIC® CORPORATION ANNOUNCES FINANCING
AND BOARD MEMBER

San Jose, California - February 16, 2010.  NeoMagic Corporation (NMGC-PK), today announced a $320,000 private placement pursuant to which it issued 6.4 million shares of common stock. The financing closed on February 11, 2010.

NeoMagic intends to use the net proceeds from this financing transaction for working capital and general corporate purposes.

The securities were not registered under the Securities Act of 1933, as amended (the " Act "), at the time of sale. Accordingly, these securities may not be offered or resold in the United States, except pursuant to a registration statement or an applicable exemption from the registration requirements of the Act.  The Stock Purchase Agreement with respect to the private placement contains certain "piggy-back" registration rights, which require the Company to use all reasonable efforts to register the securities when and if it files a registration statement under the Act, other than for an underwritten public offering or on a Form S-8 or S-4 registration statement with respect to employee stock options, employee benefits plans or acquisitions.

“All of us at NeoMagic are pleased with our investors' commitment to the Company.  The investment will allow us to continue to move forward with our on-going operations and product development,” stated Syed Zaidi, President and Interim Chief Executive Officer of NeoMagic.   Mr. Zaidi continued, “We would also like to take this opportunity to welcome Andrew B. Rosengard to our Board and I look forward to working with him.”

Mr. Rosengard, age 51, is the founder and principal of Rosengard & Associates, Inc., an advisory and consulting firm based in the New York metropolitan area, since 2004. Prior to founding Rosengard & Associates, Inc., he served at Cablevision Systems Corporation from 1986 to 2004 in various key finance positions, including Executive Vice President, Finance, and as Senior Vice President, Finance and Controller, and as Senior Vice President, Finance at Rainbow Media Holdings, Cablevision's programming and content development arm. From 1982 to 1986, Mr. Rosengard worked at CBS, a diversified media company, most recently as the Director, Business Development and Research for the CBS Broadcast Group. Mr. Rosengard has an MBA from the Stern School of Business at New York University with Distinction in 1982 and a BS in Business Administration Cum Laude from the University at Buffalo in 1979.

            Mr. Rosengard will join current Directors Syed Zaidi, David Tomasello, Jorge Granier-Phelps and Joseph Fitzgerald on NeoMagic’s Board.

About NeoMagic

NeoMagic designs and delivers consumer electronic device solutions with semiconductors and software offering exciting new product functionality for Video, TV, Imaging, Graphics, and Audio. We provide low cost, innovative multimedia chip technology for tomorrow's entertainment and communication needs. Our capabilities give our partners and their customers high quality answers to excite and enhance the consumer's lifestyle.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors.  Some, but not all, of these risks and uncertainties are discussed in NeoMagic’s most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov.  NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders.  In addition, the forward-looking statements in this press release involve risks and uncertainties specific to the nature of the financing, including, but not limited to, unanticipated changes in the securities market and competitive conditions.  NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the Company, except as may be required by law.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.